Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces First Quarter 2015 Financial Results

Declares Second Quarter 2015 Dividend of $0.36 Per Share

Menlo Park, Calif., May 6, 2015 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company” or “TPVG”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the first quarter of 2015. TPVG also declared a second quarter 2015 dividend of $0.36 per share.

First Quarter 2015 Highlights:

•	GAAP net investment income and core net investment income[1] of $4.9 million ($0.48 per share) and $4.6 million ($0.45 per share), respectively.

•	14.6% weighted average portfolio yield for the first quarter.

•	Declared a first quarter regular dividend of $0.36 per share, paid on April 16, 2015.

•	Net increase in net assets resulting from operations of $0.27 per share.

•	Net asset value of $14.48 per share as of March 31, 2015.

•	TriplePoint Capital, LLC (“TriplePoint Capital” or “TPC”) originated $72.5 million of signed, non-binding term sheets to venture growth stage companies.

•	Funded approximately $10.2 million in new investments and received prepayments of $10.0 million in principal balance, resulting in a total investment portfolio at March 31, 2015 of $251.7 million at fair value.

•	Raised $93.7 million of net proceeds in first public equity offering since IPO.

“We are pleased with our performance during this quarter, generating strong net investment income in excess of our dividend, and completing our first public equity offering since the IPO,” said Jim Labe, chief executive officer and chairman of the board of TPVG. “We remain focused on building the TPVG franchise, continuing to follow our investment strategy of working closely with our select venture capital investors to understand the capital needs of their venture growth stage companies, and structuring attractive financing solutions to meet them.”

“We continue to grow our venture growth stage portfolio in a disciplined manner,” said Sajal Srivastava, president and chief investment officer of the Company. “We look forward to deploying the proceeds from our recent equity offering to meet the strong demand from venture growth stage companies and to continue delivering attractive returns to our stockholders.”

Portfolio and Investment Activity

During the first quarter of 2015, the Company funded one debt investment with $10.0 million in principal balance, funded one equity investment for approximately $0.2 million, and acquired warrants valued at approximately $0.3 million. One portfolio company prepaid $10.0 million in principal balance of debt during the quarter. The weighted average portfolio yield was 14.6% for the first quarter of 2015. Excluding the impact of prepayments, the weighted average portfolio yield was 14.5% for the quarter. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.

[1]	Core net investment income is a non-GAAP measure and is provided in addition to, but not as a substitute for, net investment income. Core net investment income represents net investment income excluding the Company’s capital gains incentive fee.

As of March 31, 2015, the Company had 74 investments in 26 companies. The total cost and fair value of these investments were approximately $252.1 million and $251.7 million, respectively.

The following table shows detailed information of the total investment portfolio as of March 31, 2015.

	As of March 31, 2015
(dollars in thousands)	Cost	Fair Value	Net Unrealized Gains (Losses)	Number of Investments	Number of Companies
Debt Investments	$243,088	$240,143	$(2,945)	45	16
Warrants	6,282	8,250	1,968	24	24
Equity Investments	2,750	3,321	571	5	5

Totals	$252,120	$251,714	$(406)	74	26

Unfunded Commitments

As of March 31, 2015, the Company’s unfunded commitments totaled $153.5 million, $28.0 million of which is dependent upon customers reaching certain milestones before being permitted to request funding. Of the $153.5 million of unfunded commitments, $86.0 million will expire during 2015 and $67.5 million will expire during 2016 if not drawn prior to expiration. Since these commitments may expire without being drawn upon, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

Signed Term Sheets

During the first quarter, TriplePoint Capital originated $72.5 million of signed, non-binding term sheets to venture growth stage companies. All of these opportunities are subject to a number of conditions including completion of due diligence, negotiation of definitive documentation, and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company even though the Company is the primary vehicle through which TriplePoint Capital focuses its venture growth stage business.

Results of Operations

For the first quarter of 2015, the Company’s total investment and other income was $9.8 million, representing a weighted average portfolio yield of 14.6% on its debt investments during the quarter.

Operating expenses for the first quarter of 2015 were approximately $4.9 million, consisting of $1.6 million of interest expense and amortization of deferred credit facility costs, $1.2 million of base management fees, $1.2 million of income incentive fees, $0.3 million reversal of accrued capital gains incentive fees, $0.4 million of administration agreement expenses and $0.8 million of general and administrative expenses.

For the first quarter of 2015, the Company recorded net investment income of approximately $4.9 million, or $0.48 per share. The Company’s core net investment income1, which excludes the impact of the capital gains incentive fee, was approximately $4.6 million, or $0.45 per share. The Company believes an important measure of the investment income that the Company distributes each year is core net investment income, since capital gains incentive fees are accrued based on net realized and unrealized gains but are not earned until net realized gains occur.

The Company had approximately $0.3 million, or $0.03 per share, in realized losses during the first quarter of 2015 as a result of writing off certain warrants. For the quarter, the Company’s net change in unrealized losses was approximately $1.9 million, or $0.18 per share, consisting of approximately $3.3 million for the reduction in fair value of debt investments, and approximately $1.4 million for increases in the fair value of warrants.

The Company’s net increase in net assets resulting from operations for the first quarter of 2015 was approximately $2.7 million, or $0.27 per share.

Credit Quality

The Company maintains a credit watch list with borrowers placed into one of five categories based on management’s judgment of credit quality, where Clear, or 1, is the highest rating and all new loans are initially assigned a rating of White, or 2. During the three months ended March 31, 2015, one borrower was moved from White (2) to Clear (1), one borrower was moved from Yellow (3) to Orange (4) and then to Red (5), and one borrower rated Clear (1) was removed in conjunction with prepaying all of its outstanding obligations. As of March 31, 2015, the weighted average investment ranking of the Company’s debt investment portfolio was 2.06, the same weighted average investment ranking as at the end of the prior quarter.

The following table shows the credit rankings for the 16 companies with which the Company has debt investments outstanding, as of March 31, 2015.

	As of March 31, 2015
(dollars in thousands) Category	Fair Value	Percentage of Debt Investment Portfolio	Number of Portfolio Companies
Clear (1)	$29,596	12.3%	1
White (2)	189,625	79.0	13
Yellow (3)	9,936	4.1	1
Orange (4)	—	—	—
Red (5)	10,986	4.6	1

	$240,143	100.0%	16

In March 2015, the Company accelerated the outstanding obligations owed by Coraid, Inc. (rated Red, or 5) and this obligor entered into a foreclosure agreement that provided for a third party to purchase certain assets and assume the outstanding obligations owed to the Company. In conjunction with such

[1]	Core net investment income is a non-GAAP measure and is provided in addition to, but not as a substitute for, net investment income. Core net investment income represents net investment income excluding the Company’s capital gains incentive fee.

developments, the Company recognized a $3.5 million unrealized reduction in the fair value of the outstanding loans. On April 15, 2015, the third party acquired the assets and entered into a new loan agreement with the Company for the amounts owed.

Net Asset Value

As of March 31, 2015, the Company’s net assets were approximately $237.9 million, compared to approximately $145.0 million as of December 31, 2014. The increase in aggregate net assets was primarily the result of the proceeds of the Company’s public offering of common stock at the end of the first quarter. The Company’s net asset value per share as of March 31, 2015 was $14.48 per share, compared to $14.61 per share as of December 31, 2014. The decrease in net asset value per share was the result of the Company’s dividends exceeding the net increase in net assets resulting from operations for the period, and the offering costs associated with the public offering of common stock charged to paid-in capital. The per share calculations are based on the Company’s shares of common stock outstanding as of the end of the respective periods.

Liquidity and Capital Resources

On March 27, 2015, the Company priced a public offering of 6.5 million shares of its common stock, raising approximately $93.7 million after offering costs. As of March 31, 2015, the Company had total cash of approximately $18.3 million, a receivable of $94.6 million related to the equity offering (which was received on April 1, 2015), and available capacity of $80.0 million under its revolving credit facility.

Dividend

The Company’s board of directors declared a quarterly dividend of $0.36 per share for the second quarter of 2015 payable on June 16, 2015, to stockholders of record as of May 29, 2015.

Subsequent Events

Since March 31, 2015:

•	The Company entered into $25.0 million of new venture growth stage commitments.

•	TriplePoint Capital’s direct originations platform entered into $23.0 million of additional non-binding signed term sheets with venture growth stage companies.

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time today, May 6, 2015, to discuss its financial results for the quarter ending March 31, 2015. To listen to the call, investors and analysts should dial 877-201-0186 (domestic) or 647-788-4901 (international) and enter conference ID 34792602. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through May 20, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering conference ID 34782602. The conference call also will be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com. An online archive of the webcast will be available on the Company’s website for 30 days after the call.

About TriplePoint Venture Growth BDC Corp.

TriplePoint Venture Growth BDC Corp. (the “Company”) (NYSE: TPVG) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. It was formed to expand the venture growth stage business segment of TriplePoint Capital LLC. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by primarily lending with warrants to venture growth stage companies focused in technology, life sciences and other high growth industries backed by a select group of leading venture capital investors. More information is available at http://www.tpvg.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. For a further list and description of such risks and uncertainties, see the Company’s final prospectus filed with the Securities and Exchange Commission on March 30, 2015, annual report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 18, 2015, and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact

Alan Oshiki or Trevor Martin

Abernathy MacGregor

212-371-5999 / 415-926-7961

aho@abmac.com / trm@abmac.com

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(dollars in thousands, except share data)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Investments at fair value (amortized cost of $252,120 and $256,485, respectively)	$251,714	$257,971
Short-term investments at fair value (cost of $0 and $49,998, respectively)	—	49,995
Cash	9,820	6,906
Restricted cash	8,481	8,033
Receivable related to public offering of common stock	94,575	—
Deferred credit facility costs and prepaid expenses	2,874	3,424

Total Assets	367,464	326,329

Liabilities
Revolving credit facility payable	120,000	118,000
Payable for U.S. Treasury bill assets	—	49,998
Other payables, accrued expenses, and liabilities	9,591	13,352

Total Liabilities	129,591	181,350

Net Assets	$237,873	$144,979

Preferred stock, par value $0.01 per share (50,000,000 shares authorized; no shares issued and outstanding as of March 31, 2015 and December 31, 2014)	$—	$—
Common stock, par value $0.01 per share (450,000,000 shares authorized; 16,424,171 and 9,924,171 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively)	164	99
Paid-in capital in excess of par value	236,298	142,635
Net investment income	17,753	12,808
Accumulated net realized losses	(317)	—
Accumulated net unrealized (losses) gains	(406)	1,483
Dividend distributions	(15,619)	(12,046)

Net Assets	$237,873	$144,979

Net Asset Value per Share	$14.48	$14.61

TRIPLEPOINT VENTURE GROWTH BDC CORP

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share data)

	For the Three Months Ended March 31, 2015	For the Period from March 5, 2014 (Commencement of Operations) to March 31, 2014
Investment Income
Interest income from investments	$9,161	$1,308
Other income	647	—

Total investment and other income	9,808	1,308
Operating Expenses
Base management fee	1,159	144
Income incentive fee	1,162	—
Capital gains incentive fee	(296)	275
Interest expense and amortization of fees	1,644	154
Administration agreement expenses	371	52
General and administrative expenses	823	114

Total Operating Expenses	4,863	739

Net investment income	4,945	569
Net realized losses	(317)	—
Net change in unrealized (losses) gains on investments	(1,889)	1,374

Net Increase in Net Assets Resulting from Operations	$2,739	$1,943

Basic and diluted net investment income per share	$0.48	$0.06
Basic and diluted net increase in net assets per share	$0.27	$0.20
Basic and diluted weighted average shares of common stock outstanding	10,285,282	9,842,333

TRIPLEPOINT VENTURE GROWTH BDC CORP

FINANCIAL HIGHLIGHTS

	For the Three Months Ended March 31, 2015	For the Period from March 5, 2014 (Commencement of Operations) to March 31, 2014
Weighted average portfolio yield (1)	14.6%	14.3%
Coupon income (1)	11.0%	11.2%
Net amortization and accretion of premiums and discounts (1)	0.6%	0.1%
Net accretion of end-of-term payments (1)	2.9%	3.0%
Impact of prepayments (1)	0.1%	0.0%
Net investment income to average net asset value (2)	13.2%	5.4%
Net increase in net assets to average net asset value (2)	7.3%	18.4%
Total operating expenses to average net asset value (2)	13.0%	5.5%
Operating expenses excluding incentive fees to average net asset value (2)	10.7%	2.9%
Income component of incentive fees to average net asset value (2)	3.1%	0.0%
Capital gains component of incentive fees to average net asset value (2)	(0.8)%	2.6%

(1)	Weighted average portfolio yields for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.
(2)	Percentage is presented on an annualized basis.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended March 31, 2015, and for the period from March 5, 2014 (commencement of operations) to March 31, 2014.

TRIPLEPOINT VENTURE GROWTH BDC CORP

RECONCILIATION OF CORE NET INVESTMENT INCOME

(dollars in thousands, except share data)

Net Investment Income and Core Net Investment Income (dollars in thousands, except per share amounts)	For the Three Months Ended March 31, 2015	For the Period From March 5, 2014 (Commencement of Operations) to March 31, 2014
Net Investment Income	$4,945	$569
Capital gains incentive fee	(296)	275

Core Net Investment Income	$4,649	$844

Net Investment Income per Share	$0.48	$0.06
Capital gains incentive fee per share	(0.03)	0.03

Core Net Investment Income per Share	$0.45	$0.09

For the three months ended March 31, 2015, the Company recorded a reversal in accrued capital gains incentive fee of approximately $0.3 million and for the period from March 5, 2014 (commencement of operations) to March 31, 2014, the Company recorded accrued capital gains incentive fee of approximately $0.3 million. The capital gains incentive fee accrual, as reported under generally accepted accounting principles, is calculated on the basis of net realized and unrealized gains and losses at the end of each period. The accrued capital gains incentive fee related to the hypothetical liquidation of the portfolio (and assuming no other changes in realized or unrealized gains and losses) would only have become payable to its investment adviser in the event of a complete liquidation of its portfolio as of period end and the termination of the Investment Advisory Agreement (“Agreement”).

The amount of the capital gains incentive fee, if any, which will actually be payable is determined in accordance with the terms of the Agreement and is calculated as of the end of each calendar year (or upon termination of the Agreement). The terms of the Agreement state that the capital gains incentive fee calculation is based on net realized gains, if any, offset by gross unrealized depreciation for the calendar year. No effect is given to gross unrealized appreciation in this calculation.